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BERTOLET CAPITAL LLC AND PINNACLE VALUE FUND

CODE OF ETHICS, PERSONAL SECURITIES TRADES

1.

Definitions

(a)

“Associate” means any employee of the Adviser or the Fund.

(b)

“Adviser” means Bertolet Capital LLC.

(c)

“Access Person” means any Trustee, or officer of the Adviser of the Fund, or Associate of either of them  who, in the course of normal business operations makes, participates in or obtains information regarding the purchase or sales of securities by the Adviser, or whose functions relate to the making of any recommendations with respect to the purchase or sale of securities.

(d)

“Beneficial Ownership” means any ownership of a securities  account by an Access Person or an Access Person’s immediate family (spouse, minor children and adults living in the same household) over which an Access Person has direct or indirect control with respect to the purchase and sale of individual securities except such ownership which the Compliance Officer determines to be outside the scope of this Code of Ethics. Beneficial Ownership shall be determined as provided under Section 16 of the Securities Exchange Act of 1934.

(e)

“Security” means any stock, debt obligations, convertible security  or other investments including warrants, options, futures contracts except that it does not include:

(1)

Direct obligations of the Government of the United States.

(2)

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements.

(3)

Shares issued by open end mutual funds.

(f) “Independent Trustee” means a trustee of the Fund who is not an “interested person”

 of the Fund within the meaning of the Investment Company Act of 1940.

(g) “Fund” is any registered investment company overseen  by the Adviser.

2. Statement of General Fiduciary Principles to govern personal investment activities:

(a)

The interests of Fund shareholders and advisory clients must be placed first at all times;

(b)

All personal securities transactions must be conducted consistent with this Code and in such manner to avoid any actual or potential conflict of interest and;

(c)

Access Persons should not take inappropriate advantage of their positions.

This Code does not attempt to identify all possible conflicts of interest and the literal compliance with each of its specific provisions will not shield Adviser personnel from liability for personal trading or other conduct that violates their fiduciary duty.

3.

Important restrictions on Personnel Investing Activities

(a)

Trading prohibition- no Access Person shall buy or sell , directly or indirectly, a Security which, to his knowledge is owned by the Fund or any advisory client or likely to be owned by the Fund or an advisory client at some point in the future as specified by the Fund’s investment parameters or the investment parameters of advisory client accounts.

(b)

Because of the possible conflicts of interest and the distractions inherent in personal trading, the Adviser strongly discourages trading in individual securities by Access Persons. To the extent Access Persons wish to trade for their own accounts or accounts over which they have Beneficial Ownership, eligible securities will be limited to components of the S&P 500 only, at the time of investment, subject to the restrictions of 3

( c )  Trading of futures or options on individual securities or indexes is strictly prohibited.

(d) Initial public offerings or secondary offerings- Access Persons must obtain approval from the Compliance Officer before directly or indirectly participating in these offerings.

(e)

Investments in private placements, including interests in limited partnerships are prohibited unless specifically authorized by the Compliance Officer.

(f) Any transaction in a security while in possession of material nonpublic information regarding the security or issuer of the security is strictly prohibited.

4. Reporting

(a)

Initial Holdings Reports

 Except as provided below, every Access Person shall report to the Fund, no later than 10 days after becoming an Access Person, the following information:

(1)

The title, number of shares (for equity securities) or principal amount (for debt securities) of each Security in which the Access Person has any direct or indirect Beneficial Ownership when the person became an Access Person.

(2)

The name of any broker, dealer or bank with whom the Access Person maintained an account in which the Access Person had Beneficial Ownership of Securities as of that date.

(3)

 An Independent Trustee of the Fund need not make an initial holdings report.

(b) Pre-Clearance

 (1)  Prior to executing a trade, every Access Person must complete a Pre-clearance              Approval  Form showing title, number of shares, or principal amount of each security, name of  broker, dealer or bank that will execute the trade,  proposed date of trade.

This Form must be approved by a Fund’s Compliance Officer prior to execution, and within 24 hours thereof.

(2)

All Access Persons shall direct their brokers to supply the Compliance Officer, on a timely basis, duplicate confirmations of all personal securities trades and copies of periodic statements for all accounts in which he has a direct or indirect Beneficial Ownership.

 (c) Quarterly Transaction Reports

(1)

Except as provided below, no later than 10 calendar days after the end of a quarter, every Access Person, for all accounts in which he or she has any direct or indirect Beneficial Ownership, shall submit to the Fund’s Compliance Officer a Report showing for all transactions; the transaction date, description of securities purchased or sold, shares or principal amounts involved, price executed, name of  executing broker, dealer or bank.

(2) An Independent Trustee of the Fund need only report a transaction in a quarterly transaction report if such trustee, at the time of the transaction knew or, in the ordinary course of fulfilling his or her official duties as a Trustee to the Fund, should have known that, during the 15 day period immediately before or after the date of the transaction by the trustee, that the same security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund.

(d) Annual Holdings Reports

(1)  No Later than January 10 of each year, every Access Person shall submit to Fund’s Compliance Officer a report showing for all securities Beneficially Owned by the Access Person, the title, number of shares or principal amount, the broker, dealer or bank at which the securities are held.

(2)

An Independent Trustee of the Fund need not make an annual holdings report.

(3) Exceptions- an Access Person may exclude from the above reports transactions involving open ended mutual funds, direct obligations of the U.S. Government, purchases that are part of a dividend reinvestment plan, purchases effected upon exercise of rights issued by an issuer pro-rata to all holders of its securities, and sales of such rights so acquired.

5.

Administration of the Code of Ethics

(a)

General Rule. The Fund and the Adviser must use reasonable diligence and institute procedures reasonably necessary to prevent Code violations.

 (b).Written Report to Board of Trustees. At least annually, The Fund and

       Adviser must furnish to its Board of  Trustees a written report that:

(1)

Summarizes current procedures under the Code and any changes to those procedures since the last report;

(2)

Identifies all material violations of the Code or any related procedures, and any sanctions imposed with respect thereto;

(3)

Lists any recommended changes to the Code as a result of experience, evolving industry practices or changes in applicable laws or regulations;

(4)

Certifies that the Fund/Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

( c )  Certification of Compliance. Each Access Person shall be required to certify annually that that he has:

(1)

Read and understands the Code and is subject thereto;

(2)

Complied with the requirements of the Code; and

(3)

Reported all personal securities transactions required to be disclosed under the code.

  (d)  Sanctions. Upon discovering a Code violation, the Board of Directors/Trustees of the Fund or Adviser may impose such sanctions as it deems appropriate, including, among other things, disgorgement of profits, a letter of censure, suspension or termination

(e)  Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.